Exhibit 1.1

Execution Version

Arc Logistics Partners LP

6,000,000 Common Units

Representing Limited Partner Interests

Underwriting Agreement

New York, New York

November 5, 2013

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Arc Logistics Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 6,000,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership, (“Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 900,000 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 21 hereof.

The Partnership was formed by its sole general partner, Arc Logistics GP LLC, a Delaware limited liability company (the “General Partner”), and by Lightfoot Capital Partners, LP, a Delaware limited partnership (“Lightfoot”), as its organizational limited partner.

It is understood and agreed to by all parties that as of the date hereof:

a)	Lightfoot owns a 100% limited liability company interest in Arc Terminals GP LLC, a Delaware limited liability company (“Arc Terminals GP”), a 100% limited partner interest in the Partnership (the “Initial LP Interest”), and a 64.3% limited partner interest in Arc Terminals LP, a Delaware limited partnership (“Arc Terminals”).

b)	Lightfoot Capital Partners GP LLC, a Delaware limited liability company (“LCP GP”) owns a 100% limited liability company interest in the General Partner, which in turn owns the sole, non-economic general partner interest in the Partnership and will be the record holder of all the incentive distribution rights in the Partnership, as such term is defined in the Partnership Agreement (as defined below) (the “Incentive Distribution Rights”).

c)	Center Terminal Company—Cleveland, a Missouri corporation (“Center Oil”), owns a 11.2% limited partner interest in Arc Terminals, and Gulf Coast Asphalt Co. L.L.C., an Alabama limited liability company (“GCAC”), owns a 22.4% limited partner interest in Arc Terminals represented by 1,500,000 Initial Preferred Units (as defined in the Second Amended and Restated Limited Partnership Agreement of Arc Terminals (as the same may be amended or restated at or prior to the Closing Date or the applicable settlement date, the “Arc Terminals LP Agreement”).

d)	Arc Terminals GP owns a 2.0% general partner interest in Arc Terminals.

e)	Arc Terminals owns a 100% limited liability company interest in Arc Terminals Holdings LLC, a Delaware limited liability company (“Holdings”).

f)	Holdings owns a 100% limited liability company interest in Arc Terminals New York Holdings, LLC, a Delaware limited liability company (“Arc Terminals New York”), a 100% limited liability company interest in Arc Terminals Mobile Holdings, LLC, a Delaware limited liability company (“Arc Terminals Mobile”), a 100% limited liability company interest in Blakeley Logistics, LLC, a Alabama limited liability company (“Blakeley”) and a 100% limited liability company interest in Arc Terminals Mississippi Holdings LLC, a Delaware limited liability company (“Arc Mississippi”).

g)	Arc LNG Holdings, LLC, a Delaware limited liability company (“Arc LNG Holdings”), owns a 10.32% limited liability company interest in Gulf LNG Holdings Group, LLC (the “LNG Interest”), a Delaware limited liability company (“Gulf LNG”).

h)	LCP LNG Holdings LLC, a Delaware limited liability company (“LCP LNG”) owns a 9.68% limited liability company interest in Gulf LNG.

i)	The Partnership, the General Partner, Lightfoot, Center Oil, GCAC, Arc Terminals, Arc Terminals GP, Holdings and Arc Mississippi have entered into a contribution agreement (the “Contribution Agreement”).

j)	Arc LNG Holdings and Arc Mississippi have entered into an Assignment and Equity Purchase Agreement providing for the purchase of the LNG Interest from Arc LNG Holdings by Arc Mississippi (“Gulf LNG Purchase Agreement”).

Following the date hereof and immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:

a)	The transactions contemplated by the Contribution Agreement will be consummated:

i)	The Partnership shall redeem the Initial LP Interest for $1,000.00;

ii)	Lightfoot will convey (i) 100% of the limited liability company interest in Arc Terminals GP and (ii) 64.3% of the limited partner interest in Arc Terminals to the Partnership in exchange for 68,617 Common Units and 5,146,264 Subordinated Units (as defined in the Partnership Agreement), representing a 42.9% limited partner interest in the Partnership (the “Sponsor Units”);

iii)	Center Oil will convey 11.2% of the limited partner interest in Arc Terminals to the Partnership for 11,685 Common Units and 876,391 Subordinated Units, representing a 7.3% limited partner interest in the Partnership (the “Center Oil Units”);

iv)	GCAC will convey 22.4% of the limited partner interest in Arc Terminals to the Partnership for 779 Common Units, 58,426 Subordinated Units, representing a 0.5% limited partner interest in the Partnership (the “GCAC Units”), and the right to receive approximately $29.6 million of the net proceeds from the public offering of the Firm Units contemplated hereby (the “Offering”);

v)	Arc Terminals will merge with and into Arc Terminals GP, and Arc Terminals GP will file a certificate of amendment to its certificate of formation and thereby change its name to “Arc Logistics LLC” (such renamed entity, “Arc Logistics”);

b)	The transactions contemplated in the Gulf LNG Purchase Agreement will be consummated;

c)	The Offering will be consummated;

d)	The Partnership will use the net proceeds of the Offering as provided in the “Use of Proceeds” section of the Registration Statement (as defined below);

e)	The Partnership, the General Partner and LCP GP will enter into a services agreement (the “Services Agreement”), pursuant to which (i) LCP GP will provide the Partnership and its direct and indirect subsidiaries with certain general and administrative services and (ii) the Partnership will reimburse Lightfoot for certain costs allocated to the Partnership under the Services Agreement;

f)	Holdings, as borrower, will amend and restate its existing credit agreement providing for a $175.0 million senior secured revolving credit facility with SunTrust Bank as administrative agent, the other agents and the lenders party thereto (the “Credit Agreement”);

g)	The Partnership will amend and restate its agreement of limited partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date or the applicable settlement date (as the case may be), the “Partnership Agreement”); and

h)	The Partnership and Lightfoot will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Partnership will provide certain registration and other rights to Lightfoot in connection with the issuance of the Sponsor Units.

The transactions contemplated in paragraphs (a) through (h) above are collectively referred to herein as the “Transactions.” The term “Transaction Documents” shall mean, collectively, the Contribution Agreement, the Services Agreement, the Credit Agreement, the Gulf LNG Purchase Agreement and the Registration Rights Agreement.

Reference herein to: (1) “Partnership Parties” means the General Partner, the Partnership, Arc Terminals GP, Arc Terminals and Holdings (upon completion of the Transactions, Partnership Parties shall include Arc Logistics in lieu of Arc Terminals GP and Arc Terminals); (2) “Partnership Entities” means the Partnership Parties and the Holdings Subsidiaries; (3) “Lightfoot Entities” means the Partnership Entities, LCP GP and Lightfoot; and (4) “Holdings Subsidiaries” means Arc Terminals New York, Arc Terminals Mobile, Blakeley and Arc Mississippi.

1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Partnership has prepared and filed with the Commission a registration statement (file number 333-191534) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the Act, and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The most recent Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act. As of the Execution Time, the Closing Date and each settlement date, (i) the Disclosure Package, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Partnership makes no representation or warranty as to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(g) The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or Prospectus; provided, however, the Partnership makes no representations or warranties as to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(i) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is formed or organized with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date, and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly registered or qualified to transact business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such registration or qualification (all of such jurisdictions being listed on Schedule III hereto), except where the failure to be so registered or qualified would not (i)(A) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or (B) reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j) To the knowledge of the Partnership Parties, Gulf LNG is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date, and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(k) The General Partner has, and on the Closing Date and each settlement date will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Arc Terminals GP has full limited liability company power and authority to act as general partner of Arc Terminals in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(l) LCP GP owns, and on the Closing Date and each settlement date will own, all of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date or the applicable settlement date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); LCP GP owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”); and no other interest in the General Partner will be issued or outstanding.

(m) The General Partner is, and on the Closing Date and each settlement date after giving effect to the Transactions will be, the sole general partner of the Partnership and will own a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns, and on the Closing Date and each settlement date will own, such GP Interest free and clear of all Liens.

(n) On the Closing Date and each settlement date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights have been duly authorized, and on the Closing Date and each settlement date will be, validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and, on the Closing Date and each settlement date, the General Partner will own the Incentive Distribution Rights free and clear of all Liens.

(o) On the Closing Date and each settlement date, after giving effect to the Transactions, (i) Lightfoot will own the Sponsor Units, GCAC will own the GCAC Units, and Center Oil will own the Center Oil Units; (ii) the Sponsor Units, GCAC Units and Center Oil Units and the limited partner interests represented by each thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (iii) Lightfoot will own the Sponsor Units free and clear of all Liens.

(p) On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in Arc Logistics; such limited liability company interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Arc Logistics (as the same may be amended or restated at or prior to the Closing Date or the applicable settlement date, the “Arc Logistics LLC Agreement”) and will be fully paid (to the extent required by the Arc Logistics LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens except as provided for in the Credit Agreement.

(q) On the Closing Date and each settlement date, after giving effect to the Transactions, Arc Logistics will own, 100% of the limited liability company interests in Holdings; such limited liability company interests have been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the limited liability company agreement of Holdings (as the same may be amended or restated at or prior to the Closing Date or the applicable settlement date, the “Holdings LLC Agreement”) and are fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Arc Logistics will own such limited liability company interests free and clear of all Liens except as provided for in the Credit Agreement.

(r) Holdings owns, and on the Closing Date and each settlement date will own, 100% of the limited liability company interests in each of the Holdings Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents (as defined below) of each Subsidiary and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Holdings will own, directly or indirectly, such equity interests free and clear of all Liens except as provided for in the Credit Agreement.

(s) On the Closing Date and each settlement date, after giving effect to the Transactions, Arc Mississippi will own 10.32% of the limited liability company interests in Gulf LNG; to the knowledge of the Partnership Parties, such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Gulf LNG (as the same may be amended or restated at or prior to the Closing Date or the applicable settlement date, the “Gulf LNG LLC Agreement”) and are fully paid (to the extent required by the Gulf LNG LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Arc Mississippi will own such limited liability company interests free and clear of all Liens.

(t) On the Closing Date and each settlement date, the Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Partnership will be duly authorized for issuance and sale to the Underwriters pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(u) At the Closing Date, after giving effect to the Transactions, the issued and outstanding limited partner interests of the Partnership will consist of 6,081,081 Common Units, 6,081,081 Subordinated Units and the Incentive Distribution Rights; and other than the Sponsor Units, the GCAC Units, the Center Oil Units and the Incentive Distribution Rights, the Units will be the only limited partner interests in the Partnership issued and outstanding at the Closing Date and each settlement date.

(v) Other than the GP Interest and the Incentive Distribution Rights, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than as described in Sections 1(p), 1(q), (r) and 1(s) hereof, none of the Partnership, Arc Logistics, Holdings and Arc Mississippi will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w) The sale and issuance of (i) the Sponsor Units to Lightfoot, (ii) the Incentive Distribution Rights and the GP Interest to the General Partner, (iii) the GCAC Units to GCAC and (iv) the Center Oil Units to Center Oil, are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(x) Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as set forth in the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities; provided that any such preemptive rights or other rights to purchase any equity securities of any of the Partnership Entities exercisable in connection with the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions) have been waived, or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. None of (i) the filing of the Registration Statement, (ii) the consummation of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions), or (iii) the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities except such rights as have been waived or satisfied.

(y) Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units, the Incentive Distribution Rights, the GCAC Units and the Center Oil Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and each settlement date, all partnership and limited liability company action, as the case may be, required to be taken by (i) the Lightfoot Entities or (ii) to the knowledge of the Partnership Parties, GCAC and Center Oil, or any of their respective partners or members, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Incentive Distribution Rights, the Sponsor Units, the GP Interest, the GCAC Units and the Center Oil Units, the execution and delivery of each of the Operative Agreements by each Lightfoot Entity party thereto, GCAC and Center Oil, and the consummation of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions) shall have been validly taken.

(z) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(aa) At or before the Closing Date:

i. the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Lightfoot, and will be a valid and legally binding agreement of the General Partner and Lightfoot, enforceable against the General Partner and Lightfoot in accordance with its terms;

ii. the GP LLC Agreement will have been duly authorized, executed and delivered by LCP GP and will be a valid and legally binding agreement of LCP GP, enforceable against LCP GP in accordance with its terms;

iii. the Arc Logistics LLC Agreement will have been duly authorized, executed and delivered by the Partnership, and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

iv. the Holdings LLC Agreement will have been duly authorized, executed and delivered by Arc Logistics, and will be a valid and legally binding agreement of Arc Logistics, enforceable against Arc Logistics in accordance with its terms;

v. the limited liability company agreements of each Holdings Subsidiary will have been duly authorized, executed and delivered by Holdings, and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;

vi. the Contribution Agreement will have been duly authorized, executed and delivered by each Lightfoot Entity party thereto, and to the knowledge of the Partnership Parties, by GCAC and Center Oil, and the Contribution Agreement will be a valid and legally binding agreement of each Lightfoot Entity party thereto, enforceable against each such entity in accordance with its terms;

vii. the Gulf LNG Purchase Agreement will have been duly authorized, executed and delivered by Arc Mississippi, and to the knowledge of the Partnership Parties, by Arc LNG Holdings, and the Gulf LNG Purchase Agreement will be a valid and legally binding agreement of Arc Mississippi and Arc LNG Holdings, enforceable against each such entity in accordance with its terms;

viii. the Registration Rights Agreement will have been duly authorized, executed and delivered by Lightfoot and the Partnership, and the Registration Rights Agreement will be a valid and legally binding agreement of Lightfoot and the Partnership, enforceable against Lightfoot and the Partnership in accordance with its terms;

ix. the Services Agreement will have been duly authorized, executed and delivered by each Lightfoot Entity party thereto, and the Services Agreement will be a valid and legally binding agreement of each Lightfoot Entity party thereto, enforceable against each such Lightfoot Entity in accordance with its terms; and

x. the Credit Agreement will have been duly authorized, executed and delivered by the Partnership, Arc Logistics and Holdings and, assuming due authorization by the other parties thereto, the Credit Agreement will be a valid and legally binding agreement of the Partnership, Arc Logistics and Holdings, enforceable against the Partnership, Arc Logistics and Holdings in accordance with its terms;

provided, that with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (“Creditors’ Rights”); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(bb) The Contribution Agreement and the Gulf LNG Purchase Agreement will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership Entities to conduct operations in all material respects as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Contribution Agreement and the Gulf LNG Purchase Agreement.

(cc) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency, authority or body or any arbitrator (a “Governmental Entity”) having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the execution, delivery and performance by the Lightfoot Entities that are parties thereto, and to the knowledge of the Partnership Parties, GCAC, Center Oil and Arc LNG Holdings, of the Operative Agreements or the consummation of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions) other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) Consents under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (D) Consents that have been, or prior to the Closing Date will be, obtained and (E) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions).

(dd) None of the Partnership Entities is (i) in violation of any provision of its partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document, as applicable (collectively, the “Organizational Documents”), (ii) in violation of any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Partnership Entity or any of its properties, as applicable, or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it or any of its properties is bound or subject, which breach, default or violation in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions).

(ee) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units, the GCAC Units, the Center Oil Units and the Incentive Distribution Rights when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The GP Interest conforms, in all material respects, to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(ff) None of the Partnership Entities is now, nor immediately following the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) The historical consolidated financial statements and schedules of each of the Partnership, Arc Terminals, Arc Terminals Mobile and Gulf LNG and their respective consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership, Arc Terminals, Arc Terminals Mobile and Gulf LNG and their respective consolidated subsidiaries, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma condensed combined financial statements of the Partnership included in the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical combined financial statement amounts in the pro forma condensed combined financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma condensed combined financial statements of the Partnership included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act (including, without limitation, Regulations S-X and G of the Act) and Item 10 under Regulation S-K and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical financial and operating information set forth under the caption “Selected Historical Financial and Operating Data” in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which they have been derived. All disclosures contained in the Registration Statement, the Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus that are not so included as required.

(hh) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(ii) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities have sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) any distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(jj) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities or their property is pending or, to the knowledge of the Partnership Parties, threatened that (i) would reasonably be expect to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions), (ii) could reasonably be expected to have a Material Adverse Effect or (iii) is required to be described in the Disclosure Package or the Prospectus (exclusive of any supplement thereto) but are not described as required.

(kk) Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have good and indefeasible title in fee simple to all real property and good title to all personal property described in the Registration Statement, Disclosure Package and the Prospectus as being owned by them, in each case, free and clear of all Liens, except (i) Liens that arise under or are expressly permitted by the Credit Agreement or (ii) Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus by the Partnership Entities. All real and personal property described in the Registration Statement, Disclosure Package and the Prospectus as being held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, (i) except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property or as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; and none of the Partnership Entities has any notice of any claim that has been asserted by any person or entity adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Disclosure Package and the Prospectus under the headings “Risk Factors—Risk Inherent in Our Business—Our ownership in the LNG Facility will represent a minority interest in Gulf LNG Holdings and our rights are limited. A decision could be made at Gulf LNG Holdings without requiring our approval and could have a material adverse effect on cash distributions from our LNG Interest,” “Risk Factors—Risk Inherent in Our Business—The ability of our LNG Interest to generate cash is substantially dependent upon two terminal use agreements, and we will be materially and adversely affected if either customer fails to perform its contract obligations for any reason,” “Risk Factors—Risk Inherent in Our Business—The LNG Facility is no longer in a cryogenic state, but remains fully operational to receive, unload and regasify LNG vessels on behalf of its customers. However, because the LNG Facility is no longer in a cryogenic state, the process and timing to receive and unload an LNG vessel could trigger certain provisions in the terminal use agreements, which could adversely affect the profitability of our LNG Interest,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Assets and Operations—LNG Facility,” “Business—Contracts,” “Business—Environmental and Occupational Safety and Health Regulations,” “Certain

Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Consequences,” and “Investment in Arc Logistics Partners LP by Employee Benefit Plans” insofar as such statements summarize statutes, rules, regulations, legal matters, agreements, documents or proceedings discussed therein, or provisions of the Operative Agreements, are accurate in all material respects.

(mm) At the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its respective business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances that could not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and each of the Operative Agreements by the Partnership Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions) or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of the Organizational Documents of any of the Lightfoot Entities or Gulf LNG, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Lightfoot Entity, or to the knowledge of the Partnership Parties, Arc LNG Holdings or Gulf LNG, is a party or bound or to which any of its properties is subject, (C) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Lightfoot Entity, or to the knowledge of the Partnership Parties, Arc LNG Holdings or Gulf LNG, or any of its properties in a proceeding to which such Lightfoot Entity, Arc LNG Holdings or Gulf LNG or its property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens pursuant to the Credit Agreement) which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement and the Operative Agreements (including the Transactions).

(oo) PricewaterhouseCoopers LLP (“PWC”), who has certified certain financial statements of the Partnership and Arc Terminals and their respective consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to each the Partnership and Arc Terminals within the meaning of the Act and the Public Company Accounting Oversight Board.

(pp) Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, except for any such tax that is currently being contested in good faith and for which adequate reserves have been established by the Partnership Entities and except for such taxes the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) No labor problem or dispute with the employees of any of the Lightfoot Entities who are engaged in the operation of the Partnership Entities exists, or to the knowledge of the Partnership Parties, is threatened or imminent, and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal customers, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(rr) On the Closing Date and each settlement date, and after giving effect to the Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; the Partnership Entities (and any affiliate thereof that is a party to such policy) will be in compliance with the terms of such policies and instruments in all material respects.

(ss) On the Closing Date and each settlement date, after giving effect to the Transactions, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(tt) Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus or as could otherwise not reasonably be expected to have a Material Adverse Effect, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(uu) In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(vv) Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Partnership Entity’s internal accounting controls are effective and none of the Partnership Parties are aware of any material weakness in their internal accounting controls.

(ww) The Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(xx) No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(yy) None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz) Except as could not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect, none of the following events has occurred, exists or is reasonably likely to occur or exist: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 or 303 of the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to (A) the employment or compensation of employees by any of the Partnership Entities or (B) the provision of services to the Partnership Entities by individuals not employed by a Partnership Entity or compensation of such individuals for such services; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to (A) the employment or compensation of employees by the Partnership Entities or (B) the provision of services to any of the Partnership Entities by individuals not employed by a Partnership Entity or compensation of such individuals for such services. Except as could not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (I) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership Entities; (II) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106), other than in accordance with Section 4980B of the Code, of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership Entities; (III) any event or condition giving rise to a liability under Title IV of ERISA; or (IV) the filing of a claim by one or more (A) employees or former employees of any of the Partnership Entities related to their employment or (B) service providers or former service providers to any of the Partnership Entities related to such service where such service providers are individuals. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Partnership Entities has or could reasonably be expected to have any liability (whether actual, contingent or otherwise).

(aaa) At the Effective Date, the Partnership Entities and, to the knowledge of the Partnership Entities, the officers and directors of the General Partner, in their capacities as such, were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(bbb) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership Parties, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ccc) The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, and the rules and regulations and published guidelines thereunder, issued, administered or enforced by any Governmental Entity but in each case only insofar as the Partnership Entities are required to comply with such laws, rules or regulations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(ddd) None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(eee) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no Lightfoot Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(fff) Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and, to the extent required, the Partnership Entities have obtained the written consent to the use of such data from such sources.

(ggg) The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(hhh) To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(iii) At the Closing Date, after giving effect to the Transactions, the subsidiaries listed on Schedule VI attached hereto will be the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $17.86 per Common Unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Units at the same purchase price per Common Unit as the Underwriters shall pay for the Firm Units, less an amount per Common Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on November 12, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5. Agreements. The Partnership Parties agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Partnership will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

(g) No Partnership Party will, without the prior written consent of Citigroup Global Markets Inc. and Barclays Capital Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Partnership Entity or any director or officer of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Partnership may without the prior written consent of Citigroup Global Markets Inc. or Barclays Capital Inc. (A) effect the registration of the offer and sale of, and offer and sell, the Units as contemplated by this Agreement; (B) issue and sell Common Units pursuant to the Partnership’s long-term incentive plan described in the Registration Statements, the Disclosure Package and the Prospectus and file a registration statement on Form S-8 relating to such plan; (C) issue Common Units and other securities pursuant to the Transactions as described in the Registration Statement, the Disclosure Package and the Prospectus; or (D) securities equal to up to 5% of the Partnership’s outstanding Common Units and Subordinated Units issued by the Partnership in connection with the acquisition by the Partnership or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to any plan assumed by the Partnership in connection with such acquisition; provided, however, that securities issued by the Partnership pursuant to clause (D) shall be subject to the restrictions set forth in this Section 5(g).

(h) The Partnership Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $20,000 of legal fees of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units (except that 50% of the cost of any aircraft chartered in connection with the roadshow will be paid by the Underwriters); (ix) the fees and expenses of the Partnership Entities’ accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership Parties of its obligations hereunder. Except as provided in this Section 5(i), Section 7 and Section 8, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

(j) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(l) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date or any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, in substantially the form set forth in Exhibit B hereto.

(c) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) Each Partnership Party shall have furnished to the Representatives a certificate of the Chief Executive Officer or the President and the principal financial or accounting officer of such Partnership Party, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

a) the representations and warranties of such Partnership Party in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and such Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such settlement date, as applicable;

b) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to such Partnership Party’s knowledge, threatened; and

c) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) The Representatives shall have received from:

i. PWC (A) an initial customary comfort letter dated the date of this Agreement and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), containing statements and information, as of a date not more than three Business Days prior to the date of this Agreement, of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership and Arc Terminals contained in the Registration Statement, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, and

(B) customary comfort letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letter furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph 6(e)i include any supplement thereto at the date of the respective letter.

ii. (A) PWC, in form and substance satisfactory to the Representatives, dated the date of this Agreement and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), stating conclusions and findings of such firm with respect to the financial statements and certain financial information of ARC Terminals Mobile Holdings, LLC contained in the Registration Statement, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (B) PWC, in form and substance satisfactory to the Representatives, dated the date of this Agreement and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), stating conclusions and findings of such firm with respect to the financial statements and certain financial information of Gulf LNG Holdings Group, LLC, as of December 31, 2012 and for the year ended December 31, 2012, contained in the Registration Statement, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (C) Ernst & Young LLP, in form and substance satisfactory to the Representatives, dated the date of this Agreement and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), stating conclusions and findings of such firm with respect to the financial statements and certain financial information of Gulf LNG Holdings Group, LLC, as of December 31, 2011 and for the year ended December 31, 2011, contained in the Registration Statement, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (each letter referenced in paragraphs 6(e)ii(A), (B) and (C), a “3-05 Letter”), and (D) PWC and Ernst & Young LLP, customary comfort letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in its respective 3-05 Letter furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph 6(e)ii include any supplement thereto at the date of the respective letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)i of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) The Units shall have been approved for listing and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(i) At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from the parties listed on Schedule IV hereto and addressed to the Representatives.

(j) The Partnership Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the Credit Agreement, the Contribution Agreement and the Gulf LNG Purchase Agreement, in each case as described in the Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to initial funding by the administrative agent or lenders under the Credit Agreement), except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the reasonable judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(k) Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews Kurth LLP, counsel for the Underwriters, at 600 Travis Street, Suite 4200, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution. (a) The Partnership Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates who have, or who are alleged to have, participated in the distribution of the Units (such affiliates being referred to herein as a “Participating Affiliate”) and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Units, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Participating Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, Participating Affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c)), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 ; or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to Arc Logistics Partners LP, 725 Fifth Avenue, 19th Floor New York, NY 10022, (fax no: (212) 993-1299).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, Participating Affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Research Analyst Independence. Each of the Partnership Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No fiduciary duty. Each Partnership Party hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each Partnership Party agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising any of the Partnership Entities on related or other matters). Each Partnership Party agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Entities, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each Partnership Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated October 25, 2013, together with the information included in Schedule V hereto, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Operative Agreements” shall mean, collectively, the Organizational Documents and the Transaction Documents.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

ARC LOGISTICS GP LLC

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer

ARC LOGISTICS PARTNERS LP by: ARC LOGISTICS GP LLC,
its general partner

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer

ARC TERMINALS GP, LLC

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer

ARC TERMINALS LP
by: ARC TERMINALS GP, LLC,
its general partner

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer

ARC TERMINALS HOLDINGS LLC

By:	/s/ John Blanchard
Name: John Blanchard
Title: President

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Barclays Capital Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

RBC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

Robert W. Baird & Co. Incorporated

Global Hunter Securities, LLC

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

Citigroup Global Markets Inc.

By:	/s/ Jordan Kozar
Name: Jordan Kozar
Title: Vice President
Barclays Capital Inc.
By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	1,650,000
Barclays Capital Inc.	1,650,000
SunTrust Robinson Humphrey, Inc.	720,000
Wells Fargo Securities, LLC	720,000
RBC Capital Markets, LLC	360,000
Robert W. Baird & Co. Incorporated	360,000
Stifel, Nicolaus & Company, Incorporated	360,000
Global Hunter Securities, LLC	180,000

Total	6,000,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE III

Jurisdictions of Foreign Qualification

Entity	Jurisdiction of Formation	Jurisdiction(s) of Foreign Qualification
Arc Logistics GP LLC	Delaware	Alabama, Illinois, Maryland, New York, North Carolina, Ohio, South Carolina, Texas, Wisconsin, Virginia

Arc Logistics Partners LP	Delaware	New York

Arc Terminals LP	Delaware	Alabama, New York, North Carolina, Ohio

Arc Logistics LLC	Delaware	Alabama, New York, Ohio

Arc Terminals Holdings LLC	Delaware	Alabama, Illinois, Maryland, North Carolina, Ohio, South Carolina, Texas, Wisconsin, Virginia

Arc Terminals New York Holdings, LLC	Delaware	New York

Arc Terminals Mobile Holdings, LLC	Delaware	Alabama

Blakeley Logistics, LLC	Alabama	N/A

Arc Terminals GP LLC	Delaware	Alabama, New York, Ohio

Arc Terminals Mississippi Holdings LLC	Delaware	N/A

SCHEDULE IV

List of Persons and Entities Subject to Lock-up

Lightfoot Capital Partners LP

Vincent T. Cubbage

Michael M. Hart

John S. Blanchard

Bradley K. Oswald

Stephen J. Pilatzke

Eric J. Scheyer

Daniel R. Castagnola

Edward P. Russell

Sidney L. Tassin

SCHEDULE V

Orally Conveyed Pricing Information

1. Public offering price: $19.00

2. Number of common units offered: 6,000,000

SCHEDULE VI

Subsidiaries

1. Arc Logistics LLC

2. Arc Terminals LP

3. Arc Terminals Holdings LLC

4. Arc Terminals New York Holdings, LLC

5. Arc Terminals Mobile Holdings, LLC

6. Arc Terminals Mississippi Holdings LLC

[Form of Lock-up Agreement]	EXHIBIT A

[Letterhead of officer, director or major unitholder of

Partnership]

Arc Logistics Partners LP

Public Offering of Common Units

Representing Limited Partner Interests

, 20

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Arc Logistics Partners LP, a Delaware limited partnership (the “Partnership”), Arc Logistics GP LLC, a Delaware limited liability company, Arc Terminals GP, LLC, a Delaware limited liability company, Arc Terminals LP, a Delaware limited partnership, Arc Terminals Holdings LLC, a Delaware limited liability company, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Units (the “Common Units”) of the Partnership (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Barclays Capital Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than (A) transfers of Common Units as a bona fide gift or gifts, (B) transfers of Common Units by will or the laws of intestacy, (C) transfers of Common Units to any person related to the undersigned by blood, marriage or adoption, but no more than first cousin or a trust formed for the benefit of such related person, (D) transfers of Common Units pursuant to domestic relations or court orders or (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of Common Units during the Lock-up Period and no filing under 16(a) of the Exchange Act shall be made in connection with the implementation of any such plan, except to the extent required by law, and provided that none of the Company, the undersigned or any of their respective representatives shall announce or publicly disclose the establishment of such a plan during the Lock-up Period; provided that, in each case, each donee or transferee shall execute and deliver to Citigroup Global Markets Inc. and Barclays Capital Inc. a lock-up letter in the form of this paragraph covering the remainder of the Lock-up Period; and provided, further, in each case that no filing by any party (donor, donee, transferor, or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made prior to the expiration of the Lock-up Period). If the undersigned is an officer or director of the General Partner, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Common Units the undersigned may purchase in the Offering.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major unitholder]

[Name and address of officer, director or major unitholder]

[Form of Vinson & Elkins L.L.P. Opinion]	EXHIBIT B

i.	the Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

ii.	the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements, the notes and schedules thereto and other financial and accounting information contained therein or omitted therefrom, as to which we express no opinion), as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the applicable requirements of the Act;

iii.	other than Blakeley Logistics, LLC, as to which we express no opinion, each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with full limited partnership or limited liability company, as the case may be, power and authority (A) to enter into and perform its obligations under the Transaction Documents to which it is a party and (B) to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all material respects as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign entity, and is in good standing as a limited partnership or limited liability company, as the case may be, under the laws of each jurisdiction set forth on Schedule A hereto;

iv.	LCP GP owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated on or prior to the date hereof, the “LCP GP LLC Agreement”), and are fully paid (to the extent required by the LCP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); LCP GP owns such limited liability company interests free and clear of all all liens, encumbrances, security interests, charges or other claims (excluding those arising under the Credit Agreement, “Liens”) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LCP GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act;

v.	the General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership and all of the Incentive Distribution Rights; such general partner interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or as otherwise described in the Disclosure Package or the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package or the Prospectus and (2) those created by or arising under the Delaware LP Act;

vi.	Lightfoot owns the Sponsor Units, GCAC owns the GCAC Units, and Center Oil owns the Center Oil Units; the Sponsor Units, GCAC Units and Center Oil Units and the limited partner interests represented by each thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or as otherwise described in the Disclosure Package or the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and Lightfoot owns the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Lightfoot as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or other than (1) restrictions on transferability contained in the Partnership Agreement or [LCP GP LLC Agreement] or as described in the Disclosure Package or the Prospectus and (2) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act;

vii.	The Partnership owns 100% of the limited liability company interests in Arc Logistics LLC, a Delaware limited liability company (“Arc Logistics”); such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Arc Logistics (as the same may be amended or restated on or prior to the date hereof, the “Arc Logistics LLC Agreement”) and are fully paid (to the extent required by the Arc Terminals GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Arc Logistics LLC Agreement or as described in the Disclosure Package or the Prospectus and (2) those created by or arising under the Delaware LLC Act;

viii.	Arc Mississippi owns 10.32% of the limited liability company interests in Gulf LNG, and Arc Mississippi owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Arc Mississippi as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Gulf LNG LLC Agreement or as described in the Disclosure Package or the Prospectus and (2) those created by or arising under the Delaware LLC Act;

ix.	Arc Logistics owns 100% of the limited liability company interests in Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Holdings (as the same may be amended or restated on or prior to the date hereof, the “Holdings LLC Agreement”) and are fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Arc Terminals owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Arc Logistics as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Holdings LLC Agreement or as described in the Disclosure Package or the Prospectus and those created by or arising under the Delaware LLC Act;

x.	Holdings owns 100% of the limited liability company interests in each of the Holdings Subsidiaries; excluding Blakeley Logistics, LLC, such interests have been duly authorized and validly issued in accordance with the Organizational Documents (as defined below) of each Holdings Subsidiary (other than Blakeley Logistics, LLC) and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdings owns, directly or indirectly, such interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of November __, 2013 or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the applicable Organizational Document or as described in the Disclosure Package or the Prospectus and those created by or arising under the Delaware LLC Act;

xi.	each of the Operative Agreements has been duly authorized, executed and delivered by the Lightfoot Entities party thereto, and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Lightfoot Entities party thereto, enforceable against such Lightfoot Entities in accordance with its terms, under (i) with respect to the Credit Agreement, applicable laws of the State of New York, and (ii) with respect to the other Operative Agreements, applicable laws of the State of Delaware; provided that, with respect to each agreement described in this paragraph xi, the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;

xii.	Other than the Sponsor Units, the Center Oil Units, the GCAC Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding;

xiii.	the Units have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

xiv.	the Units, the Sponsor Units, the Incentive Distribution Rights, the GCAC Units and the Center Oil Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partner,” “Description of the Common Units,” and “The Partnership Agreement”;

xv.	the statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions, “Cash Distribution Policy and Restrictions on Distributions,” “Business—Environmental and Occupational Safety and Health Regulations,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement” and “Investment in Arc Logistics Partners LP by Employee Benefit Plans”, as well as certain statements included in the Registration Statement, Disclosure Package and the Prospectus listed in Annex B hereto, in each case, insofar as they purport to constitute summaries of provisions of New York or federal statutes, rules or regulations, or the Delaware LP Act or Delaware LLC Act or of any contracts or other documents, constitute accurate summaries of such statutes, rules, regulations, contracts or other documents in all material respects;

xvi.	the Underwriting Agreement has been duly authorized, executed and delivered by the Partnership Parties;

xvii.	the Partnership is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

xviii.	no consent, approval, authorization, filing with or order of or with any U.S. federal, New York or Delaware court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the transactions contemplated under the Underwriting Agreement and the Operative Agreements (including the Transactions), except (A) such as may be required under the Act, the Exchange Act, the rules of the NYSE, the rules of FINRA (as to which we express no opinion), (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Disclosure Package and the Prospectus (as to which we express no opinion), (C) such as have been obtained or made and (D) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated by the Underwriting Agreement and the Operative Agreements (including the Transactions);

xix.	none of (A) the offering, issuance and sale of the Units and the application of the proceeds therefrom as described in under the caption “Use of Proceeds” in the Prospectus or (B) the consummation of any other of the transactions contemplated under the Underwriting Agreement and the Operative Agreements (including the Transactions) (i) constitutes or will constitute a breach or violation of, or result or will result in an imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to any agreement filed as an exhibit to the Registration Statement (other than pursuant to the Credit Agreement), (ii) constitutes or will constitute a violation of the Organizational Documents of the Lightfoot Entities (excluding the Organizational Documents of Blakeley Logistics, LLC); (iii) results or will result in any violation of the applicable laws of the State of New York, the federal laws of the United States of America, the Delaware LP Act or the Delaware LLC Act (it being understood that we do not express an opinion in clause (iii) of this paragraph (xix) with respect to any securities or other anti-fraud law), except in the case of clauses (i) and (iii) for such breaches, violations defaults, lien, charges or encumbrances as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated by the Underwriting Agreement and the Operative Agreements (including the Transactions);

xx.	our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them;

xxi.	except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are (i) no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Documents of any such Partnership Entity. To our knowledge, the filing of the Registration Statement, and the offering or sale of the Units as contemplated by the Underwriting Agreement does not give rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership except such rights as have been waived or satisfied; and

xxii.	to our knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Act or the Act Regulations.

In addition, we have participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the opinions expressed in subparagraph (xv) above), based on the foregoing, no facts have come to our attention that lead us to believe that: (a) the Registration Statement, at the time it became effective on November 5, 2013, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial or accounting information derived from, contained in or excluded from, the Registration Statement, the Disclosure Package or the Prospectus, and (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Prospectus in this opinion shall also include any supplements thereto at the Closing Date.